UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 6, 2019

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Formation of Joint Venture and Second Amended and Restated LLC Agreement

On September 9, 2019, Green Plains Inc. (“Green Plains” or the “company”), TGAM Agribusiness Fund Holdings-B LP (“TGAM”) and StepStone Atlantic Fund, L.P. (“StepStone”) announced the formation of a joint venture. Such parties entered into the Second Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) of Green Plains Cattle Company LLC (“GPCC”) on September 6, 2019, effective as of September 1, 2019. GPCC was previously a wholly owned subsidiary of Green Plains. Green Plains also entered into a Securities Purchase Agreement (as further described below) with TGAM and StepStone, whereby TGAM and StepStone purchased an aggregate of 50% of the membership interests of GPCC from Green Plains for approximately $77.2 million in cash, plus post-closing adjustments (the “Transaction”).

Under the LLC Agreement, Green Plains has certain rights and obligations, including but not limited to, the right or obligation: (i) to designate two Managers to the Board of Managers of GPCC (the “Board”), or in the event the size of the Board is increased, the number of Managers equal to two-fifths of the Board, rounded up, and (ii) to fund additional capital contributions in accordance with their percentage interest upon mutual agreement by Green Plains, TGAM and StepStone. Additionally, TGAM and StepStone both have the right or obligation to designate one Manager, or in the event the size of the Board is increased, the number of Managers equal to one-fifths of the Board, rounded up. Each Manager serving on the Board shall have one vote and a majority of the Managers serving on the Board shall constitute a quorum for the transaction of business of the Board. Green Plains’ allocation under the LLC Agreement will be subject to certain adjustments.

Pursuant to the Shared Services Agreement among the parties, GPCC will manage the day-to-day operations of the cattle feed yards while Green Plains will provide certain administrative services.

Securities Purchase Agreement

As indicated above, on September 6, 2019, GPCC, TGAM and StepStone entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Green Plains. The Transaction closed simultaneously with the signing with an effective date of September 1, 2019.

The Purchase Agreement contains customary representations, warranties and covenants of GPCC and Green Plains.

Promissory Note

Funding for the Transaction was backed by a Promissory Note between Green Plains and StepStone, in the amount of $10.0 million issued September 1, 2019, signed September 6, 2019 and to be settled in cash by September 20, 2019.

Amended and Restated Credit Agreement

On August 28, 2019, GPCC entered into an amended and restated senior secured asset-based revolving credit facility with a group of lenders led by Bank of the West and ING Capital LLC, which was effective upon the signing of the LLC Agreement and Purchase Agreement. The amended and restated agreement includes revisions to certain covenants including the calculations of tangible net worth, restricted payments and excess cash reserves. The prior credit facility defined a change in control as Green Plains owning less than 100% of GPCC, which has been revised to Green Plains owning less than 35% of GPCC.

Copies of the LLC Agreement, Purchase Agreement, Promissory Note and Amended and Restated Credit Agreement are filed with this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary of the material terms of these agreements does not purport to be a complete description thereof and is qualified in its entirety by the full text of the agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 under “Securities Purchase Agreement” is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Upon completion of the Transaction, Green Plains will recognize its proportionate share of earnings in GPCC using the equity method of accounting.

The company accounts for investments in which the company exercises significant influence using equity method accounting so long as the company (i) does not control the investee and (ii) is not the primary beneficiary of the entity. The company will recognize these investments on a separate line item in the consolidated balance sheet and will recognize its proportionate share of earnings on a separate line item in the consolidated statement of operations. The company does not consolidate any part of the assets or liabilities or operating results of its equity method investees.

The information included or incorporated by reference in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 9, 2019, the company issued a press release announcing the Transaction and the creation of the joint venture by and among Green Plains, GPCC, TGAM and StepStone, which is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements required by this Item 9.01(b) will be filed within the time required by Form 8-K.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

2.1

Securities Purchase Agreement, dated as of September 6, 2019, by and among Green Plains Inc., Green Plains Cattle Company LLC, TGAM Agribusiness Fund Holdings-B LP, and StepStone Atlantic Fund, L.P. (Certain schedules to the Securities Purchase Agreement have been omitted. The company will furnish such schedules to the SEC upon request.)

10.1

Second Amended and Restated Limited Liability Company Agreement of Green Plains Cattle Company LLC, dated September 6, 2019 (Certain schedules to the Second Amended and Restated Limited Liability Company Agreement have been omitted. The company will furnish such schedules to the SEC upon request.)

10.2	Promissory Note between Green Plains Inc. and StepStone Atlantic Fund, L.P., dated September 6, 2019
10.3

Amended and Restated Credit Agreement, dated as of August 28, 2019, by and among Green Plains Cattle Company LLC, Bank of the West and ING Capital LLC, as Joint Administrative Agents, and the lenders party to the Credit Agreement (Certain schedules to the Amended and Restated Credit Agreement have been omitted. The company will furnish such schedules to the SEC upon request.)

99.1	Press Release dated September 9, 2019
104	Cover Page formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019	Green Plains Inc. By: /s/ G. Patrich Simpkins Jr. G. Patrich Simpkins Jr. Chief Financial Officer (Principal Financial Officer)